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                                                                    EXHIBIT 99.3


                        CONSENT OF NOMINEE FOR DIRECTOR

     The undersigned nominee for director hereby consents to the disclosure under the caption "Management" in the Xpedior Incorporated Registration Statement on Form S-1 that the undersigned has been elected and appointed as a director of Xpedior Incorporated effective upon completion of the offering of common stock as contemplated in the Registration Statement.


Dated: October 15, 1999



                                             /s/ JOHN M. WHITESIDE
                                             -----------------------------------
                                             John M. Whiteside